UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2009

FIRSTCITY FINANCIAL
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive, Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2009, American Business Lending, Inc. (“American”), an affiliate of FirstCity Financial Corporation (“FirstCity”), as borrower, and Wells Fargo Foothill, LLC (“Lender”), as lender, entered into a Fourth Amendment to Loan Agreement dated November 2, 2008, to be effective as of October 30, 2009 (the “Amendment”), which amended certain covenants under the loan facility of the Loan Agreement between American and Lender dated as of December 15, 2006, as previously amended.

The Amendment, which is not effective until certain conditions are met, including approval by the U.S. Small Business Administration (the “SBA”), provides for the following changes to the existing loan facility that is used to finance the acquisition and origination of loans made by American a portion of which are guaranteed by the SBA: (i) changes the interest rate for base rate loans to the greater of base rate plus a margin of 4.25% or a rate of 7.5%; (ii) changes the interest rate for Libor rate loans to the greater of Libor rate plus a margin of 4.25% or a rate of 7.5%; (iii) extends the termination date under the loan facility from January 31, 2010 to January 31, 2012; (iv) revises the prepayment fee to be a fee equal to 3% of the maximum credit line if the prepayment is made between the Amendment closing date and January 31, 2011, and a fee of 2% of the maximum credit line if the prepayment is made between February 1, 2011 and January 30, 2012; (v) changes the minimum tangible net worth requirement for each fiscal quarter to be not less than $5,500,000 plus 100% of the sum of the positive amounts, if any, of American’s net income for each of the fiscal quarters ending on or after March 31, 2009 through the date of measurement, minus 100% of the sum of the negative amounts, if any, of American’s net income for each of the fiscal quarters ending on or after March 31, 2009 through the date of measurement; (vi) changes the maximum limit for the ratio of (i) the sum of (A) delinquent non-guaranteed notes receivable and (B) defaulted non-guaranteed notes receivable, to (ii) non-guaranteed notes receivable (each measured by the respective aggregate outstanding principal amounts of all non-guaranteed notes receivable in each category, whether or not eligible for inclusion in the borrowing base), to be not more than eight percent (8.0%); (vii) changes the maximum ratio of (i) loan losses for the 12-month period being measured, to (ii) the average amount of all non- guaranteed notes receivable outstanding during such 12-month period (measured by the aggregate outstanding principal amount of all non-guaranteed notes receivable, whether or not eligible for inclusion in the borrowing base), to be not more than three percent (3.0%); (viii) changes the covenant regarding bad debt reserves to require American to (a) maintain on its books, as of the end of each fiscal quarter, a bad debt reserve consistent with GAAP and American’s historical performance with respect to any notes receivable originated or acquired by American, except for those notes receivable acquired as part of the Gateway portfolio acquisition, and (b) carry on its books, at all time, the Gateway performing loans at American’s acquisition cost, rather than their face amount, in order to reflect the discount realized by American provided, however, that American will, on at least a quarterly basis, determine and report to Lender on the amount of impaired Gateway performing loans and, if such amount is greater than such discount, then American will maintain on its books, at all times thereafter, an additional loan loss reserve equal to the amount of such excess as from time to time determined; (ix) amends the criteria for net eligible non-guaranteed notes, and (x) provides for a fourth amendment closing fee of $187,500. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1 and that exhibit is incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1.    Fourth Amendment to Loan Agreement dated November 2, 2009, between American Business Lending, Inc., as borrower, and Wells Fargo Foothill, Inc., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: November 10, 2009	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Loan Agreement dated November 2, 2009, between American Business Lending, Inc., as borrower, and Wells Fargo Foothill, Inc., as lender.